__________________________________________________________

CBRL GROUP, INC.

and

THE SUBSIDIARY GUARANTORS PARTIES HERETO

and

REGIONS BANK, an Alabama banking corporation

TRUSTEE

Zero-Coupon - Senior Convertible Notes

due 2032

__________________________________________________________

INDENTURE

Dated as of _____________, 2007
__________________________________________________________

CROSS REFERENCE TABLE*

IA Section.........................................................................................................................	Indenture Section
310(a)(1)...........................................................................................................................	7.10
(a)(2)..........................................................................................................................	7.10
(a)(3)..........................................................................................................................	N.A.
(a)(4)..........................................................................................................................	N.A.
(b)..............................................................................................................................	7.08; 7.10
(c)..............................................................................................................................	N.A.
311(a)...............................................................................................................................	7.11
(b)..............................................................................................................................	7.11
(c)..............................................................................................................................	N.A.
312(a)...............................................................................................................................	2.05
(b)..............................................................................................................................	14.03
(c)..............................................................................................................................	14.03
313(a)...............................................................................................................................	7.06
(b)(1)..........................................................................................................................	N.A.
(b)(2)..........................................................................................................................	7.06
(c)..............................................................................................................................	14.02
(d)..............................................................................................................................	7.06
314(a)...............................................................................................................................	4.02; 4.03; 14.02
(b)..............................................................................................................................	N.A.
(c)(1)..........................................................................................................................	14.04
(c)(2)..........................................................................................................................	14.04
(c)(3)..........................................................................................................................	N.A.
(d)..............................................................................................................................	N.A.
(e)..............................................................................................................................	14.05
(f)...............................................................................................................................	N.A.
315(a)...............................................................................................................................	7.01
(b)..............................................................................................................................	7.05; 14.02
(c)..............................................................................................................................	7.01
(d)..............................................................................................................................	7.01
(e)..............................................................................................................................	6.11
316(a) (last sentence)........................................................................................................	2.08
(a)(1)(A)....................................................................................................................	6.05
(a)(1)(B)....................................................................................................................	6.04
(a)(2)..........................................................................................................................	N.A.
(b)..............................................................................................................................	6.07
317(a)(1)..........................................................................................................................	6.08
(a)(2)..........................................................................................................................	6.09
(b)..............................................................................................................................	2.04
318(a)...............................................................................................................................	14.01
N.A. means Not Applicable.

*    Note:  This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS*
                                                                                            Page
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions................................................................................................................................................................................................	1
SECTION 1.02 Other Definitions.......................................................................................................................................................................................	6
SECTION 1.03 Incorporation by Reference of Trust Indenture Act.....................................................................................................................................	7
SECTION 1.04 Rules of Construction................................................................................................................................................................................	7
SECTION 1.05 Acts of Holders........................................................................................................................................................................................	8

ARTICLE 2
THE SECURITIES

SECTION 2.01 Form and Dating.......................................................................................................................................................................................	9
SECTION 2.02 Execution and Authentication.....................................................................................................................................................................	10
SECTION 2.03 Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.........................................................................................................	11
SECTION 2.04 Paying Agent to Hold Money and Securities in Trust...................................................................................................................................	11
SECTION 2.05 Securityholder Lists...................................................................................................................................................................................	12
SECTION 2.06 Transfer and Exchange.............................................................................................................................................................................	12
SECTION 2.07 Replacement Securities.............................................................................................................................................................................	13
SECTION 2.08 Outstanding Securities; Determinations of Holders’ Action..........................................................................................................................	14
SECTION 2.09 Temporary Securities................................................................................................................................................................................	15
SECTION 2.10 Cancellation..............................................................................................................................................................................................	15
SECTION 2.11 Persons Deemed Owners..........................................................................................................................................................................	16
SECTION 2.12 Global Securities.......................................................................................................................................................................................	16
SECTION 2.13 CUSIP Numbers.......................................................................................................................................................................................	20

ARTICLE 3
REDEMPTION AND PURCHASES

SECTION 3.01 Right to Redeem; Notices to Trustee..........................................................................................................................................................	20
SECTION 3.02 Selection of Securities to Be Redeemed......................................................................................................................................................	20
SECTION 3.03 Notice of Redemption................................................................................................................................................................................	21
SECTION 3.04 Effect of Notice of Redemption.................................................................................................................................................................	21
SECTION 3.05 Deposit of Redemption Price.....................................................................................................................................................................	22
SECTION 3.06 Securities Redeemed in Part......................................................................................................................................................................	22
SECTION 3.07 Conversion Arrangement on Call for Redemption........................................................................................................................................	22
SECTION 3.08 Purchase of Securities at Option of the Holder............................................................................................................................................	23
SECTION 3.09 [Intentionally Omitted]...............................................................................................................................................................................	25

*    Note:  This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

SECTION 3.10 Effect of Purchase Notice.........................................................................................................................................................................	25
SECTION 3.11 Deposit of Purchase Price.........................................................................................................................................................................	26
SECTION 3.12 Securities Purchased in Part......................................................................................................................................................................	26
SECTION 3.13 Covenant to Comply With Securities Laws Upon Purchase of Securities......................................................................................................	27
SECTION 3.14 Repayment to the Company.......................................................................................................................................................................	27

ARTICLE 4
COVENANTS

SECTION 4.01 Payment of Securities................................................................................................................................................................................	27
SECTION 4.02 SEC and Other Reports.............................................................................................................................................................................	27
SECTION 4.03 Compliance Certificate..............................................................................................................................................................................	28
SECTION 4.04 Further Instruments and Acts.....................................................................................................................................................................	28
SECTION 4.05 Maintenance of Office or Agency..............................................................................................................................................................	28
SECTION 4.06 Delivery of Certain Information..............................................................................................................................................................	28
SECTION 4.07 Calculation of Original Issue Discount........................................................................................................................................................	29
SECTION 4.08 Limitation on Guarantees of Indebtedness by Domestic Subsidiaries.............................................................................................................	29

ARTICLE 5
SUCCESSOR CORPORATION

SECTION 5.01 When Company May Merge or Transfer Assets......................................................................................................................................	30

ARTICLE 6
DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default...................................................................................................................................................................................	31
SECTION 6.02 Acceleration..........................................................................................................................................................................................	33
SECTION 6.03 Other Remedies.....................................................................................................................................................................................	33
SECTION 6.04 Waiver of Past Defaults.........................................................................................................................................................................	33
SECTION 6.05 Control by Majority.................................................................................................................................................................................	34
SECTION 6.06 Limitation on Suits..................................................................................................................................................................................	34
SECTION 6.07 Rights of Holders to Receive Payment.....................................................................................................................................................	34
SECTION 6.08 Collection Suit by Trustee........................................................................................................................................................................	35
SECTION 6.09 Trustee May File Proofs of Claim............................................................................................................................................................	35
SECTION 6.10 Priorities................................................................................................................................................................................................	35
SECTION 6.11 Undertaking for Costs.............................................................................................................................................................................	36
SECTION 6.12 Waiver of Stay, Extension or Usury Laws................................................................................................................................................	36

ARTICLE 7
TRUSTEE

SECTION 7.01 Duties of Trustee......................................................................................................................................................................................	36
SECTION 7.02 Rights of Trustee......................................................................................................................................................................................	38
SECTION 7.03 Individual Rights of Trustee.......................................................................................................................................................................	39
SECTION 7.04 Trustee’s Disclaimer.................................................................................................................................................................................	39
SECTION 7.05 Notice of Defaults.....................................................................................................................................................................................	39
SECTION 7.06 Reports by Trustee to Holders...................................................................................................................................................................	39

SECTION 7.07 Compensation and Indemnity.....................................................................................................................................................................	40
SECTION 7.08 Replacement of Trustee............................................................................................................................................................................	41
SECTION 7.09 Successor Trustee by Merger....................................................................................................................................................................	41
SECTION 7.10 Eligibility; Disqualification..........................................................................................................................................................................	41
SECTION 7.11 Preferential Collection of Claims Against Company....................................................................................................................................	42

ARTICLE 8
DISCHARGE OF INDENTURE

SECTION 8.01 Discharge of Liability on Securities..........................................................................................................................................................	42
SECTION 8.02 Repayment to the Company....................................................................................................................................................................	42

ARTICLE 9
AMENDMENTS

SECTION 9.01 Without Consent of Holders....................................................................................................................................................................	42
SECTION 9.02 With Consent of Holders.........................................................................................................................................................................	43
SECTION 9.03 Compliance with Trust Indenture Act.......................................................................................................................................................	44
SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions.........................................................................................................................	44
SECTION 9.05 Notation on or Exchange of Securities......................................................................................................................................................	44
SECTION 9.06 Trustee to Sign Supplemental Indentures..................................................................................................................................................	44
SECTION 9.07 Effect of Supplemental Indentures...........................................................................................................................................................	44

ARTICLE 10
SPECIAL TAX EVENT CONVERSION

SECTION 10.01 Optional Conversion to Semiannual Coupon Note Upon Tax Event..........................................................................................................	45

ARTICLE 11
CONVERSION

SECTION 11.01 Conversion Privilege................................................................................................................................................................................	45
SECTION 11.02 Conversion Procedure.............................................................................................................................................................................	47
SECTION 11.03 Fractional Shares.....................................................................................................................................................................................	48
SECTION 11.04 Taxes on Conversion...............................................................................................................................................................................	48
SECTION 11.05 Company to Provide Stock.......................................................................................................................................................................	49
SECTION 11.06 Adjustment for Change In Capital Stock...................................................................................................................................................	49
SECTION 11.07 Adjustment for Rights Issue.....................................................................................................................................................................	50
SECTION 11.08 Adjustment for Other Distributions...........................................................................................................................................................	51
SECTION 11.09 When Adjustment May Be Deferred........................................................................................................................................................	54
SECTION 11.10 When No Adjustment Required................................................................................................................................................................	54
SECTION 11.11 Notice of Adjustment...............................................................................................................................................................................	54
SECTION 11.12 Voluntary Increase..................................................................................................................................................................................	54
SECTION 11.13 Notice of Certain Transactions.................................................................................................................................................................	54
SECTION 11.14 Reorganization of Company; Special Distributions......................................................................................................................................	55
SECTION 11.15 Company Determination Final..................................................................................................................................................................	56
SECTION 11.16 Trustee’s Adjustment Disclaimer..............................................................................................................................................................	56
SECTION 11.17 Simultaneous Adjustments........................................................................................................................................................................	56

SECTION 11.18 Successive Adjustments..........................................................................................................................................................................	56
SECTION 11.19 Rights Issued in Respect of Common Stock Issued Upon Conversion.........................................................................................................	56

ARTICLE 12
PAYMENT OF INTEREST

SECTION 12.01 Interest Payments...................................................................................................................................................................................	57
SECTION 12.02 Defaulted Interest.................................................................................................................................................................................	57
SECTION 12.03 Interest Rights Preserved......................................................................................................................................................................	58

ARTICLE 13
GUARANTEES

SECTION 13.01 Guarantees.............................................................................................................................................................................................	58
SECTION 13.02 Severability.............................................................................................................................................................................................	60
SECTION 13.03 Future Subsidiaries..................................................................................................................................................................................	60
SECTION 13.04 Priority of Guarantees..............................................................................................................................................................................	60
SECTION 13.05 Limitation of Guarantors’ Liability.............................................................................................................................................................	60
SECTION 13.06 Subrogation.............................................................................................................................................................................................	61
SECTION 13.07 Reinstatement.........................................................................................................................................................................................	61
SECTION 13.08 Release of the Guarantor.........................................................................................................................................................................	61
SECTION 13.09 Benefits Acknowledged...........................................................................................................................................................................	61

ARTICLE 14
MISCELLANEOUS

SECTION 14.01 Trust Indenture Act Controls...................................................................................................................................................................	62
SECTION 14.02 Notices...........................................................................................................................................................................................,.......	62
SECTION 14.03 Communication by Holders with Other Holders.........................................................................................................................................	63
SECTION 14.04 Certificate and Opinion as to Conditions Precedent....................................................................................................................................	63
SECTION 14.05 Statements Required in Certificate or Opinion...........................................................................................................................................	63
SECTION 14.06 Separability Clause..................................................................................................................................................................................	64
SECTION 14.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar..............................................................................................................	64
SECTION 14.08 Calculations............................................................................................................................................................................................	64
SECTION 14.09 Legal Holidays........................................................................................................................................................................................	64
SECTION 14.10 GOVERNING LAW...............................................................................................................................................................................	64
SECTION 14.11 No Recourse Against Others...................................................................................................................................................................	64
SECTION 14.12 Successors..............................................................................................................................................................................................	64
SECTION 14.13 Multiple Originals....................................................................................................................................................................................	64

INDENTURE dated as of ___________________, 2007 among CBRL GROUP, INC., a Tennessee corporation (“Company”), and the guarantors from time to time parties hereto and described below (each a “Guarantor” and collectively, the “Guarantors”) and REGIONS BANK, an Alabama banking corporation (“Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of Zero-Coupon Senior Convertible Notes due 2032 (the “Securities”) having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are duly executed by the Company and the Guarantors and authenticated and delivered hereunder and duly issued by the Company and the Guarantors, the valid obligations of the Company and the Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

    ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01   Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Business Day” means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

“Certificated Securities” means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-3.

“Common Stock” shall mean the shares of Common Stock, $0.01 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 315 Deaderick Street, 2nd Floor, Nashville, TN 37237, Attention: Corporate Trust Office, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

“Debt” means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“domestic Subsidiary” means any Subsidiary that was formed under the laws of the United States or any state or dependency thereof or the district of Columbia.

“Global Securities” means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-1.

“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

“Guarantee” means any guarantee of the Securities by any domestic Subsidiary in accordance with the provisions of Article 13.

“Guarantors” means (i) each domestic Subsidiary listed as a signatory to this Indenture and (ii) each Person who becomes a Guarantor pursuant to Article 13 and/or Section 4.08 of this Indenture.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Institutional Accredited Investor Security” means a Security in the form of the Security attached hereto as Exhibit A-1, representing Securities sold to Institutional Accredited Investors.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Issue Price” of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 14.04 and 14.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the principal executive financial or accounting Officer of the Company but need not contain the information specified in Sections 14.04 and 14.05.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 14.04 and 14.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Original Issue Discount” of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security.

“person” or “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Principal Amount at Maturity” of a Security means the principal amount at maturity as set forth on the face of the Security.

“Redemption Date” or “redemption date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” or “redemption price” shall have the meaning set forth in paragraph 6 of the Securities.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

“Sale Price” of Capital Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Capital Stock is traded or, if the Capital Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means any of the Company’s Zero-Coupon Senior Convertible Notes due 2032, as amended or supplemented from time to time, issued under this Indenture.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Significant Subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.

“Special Record Date” means, with respect to, the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 12.02.

“Stated Maturity”, when used with respect to any Security or any installment of semiannual or contingent interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security or such installment of semiannual or contingent interest is due and payable.

“Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

“Tax Event” means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after the Issue Date, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application (including through litigation or a settlement involving the Company) of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the Issue Date, there is more than an insubstantial risk that interest (including Tax Original Issue Discount, as defined in Section 4.07, and contingent interest, if any) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

SECTION 1.02   Other Definitions.

Term	Defined in Section
“Accreted Principal Amount”.....................................................................................................................................	11.01
“Act”........................................................................................................................................................................	1.05(a)
“Agent Members”.....................................................................................................................................................	2.12(f)
“Average Sale Price”................................................................................................................................................	11.01
“Bankruptcy Law".....................................................................................................................................................	6.01
“beneficial owner”.....................................................................................................................................................	3.09(a)
“Bid Solicitation Agent”.............................................................................................................................................	2.03
“cash”......................................................................................................................................................................	3.08(b)
“Cash Settlement Averaging Period”..........................................................................................................................	11.01
“Company Notice”....................................................................................................................................................	3.08(e)
“Company Notice Date”............................................................................................................................................	3.08(c)
“Conversion Agent”...................................................................................................................................................	2.03
“Conversion Date”....................................................................................................................................................	11.02
“Conversion Rate”.....................................................................................................................................................	11.01
“Conversion Value”...................................................................................................................................................	11.01
“Custodian”...............................................................................................................................................................	6.01
“Debentures Market Price”........................................................................................................................................	Exhibit A-1
“Defaulted Interest”..................................................................................................................................................	12.02
“Depositary”.............................................................................................................................................................	2.01(a)
“DTC”......................................................................................................................................................................	2.01(a)
“Event of Default”.....................................................................................................................................................	6.01
“Exchange Act”........................................................................................................................................................	2.12(f)
“Ex-Dividend Date”...................................................................................................................................................	11.08(b)
“Ex-Dividend Time”..................................................................................................................................................	11.01
“Extraordinary Cash Dividend”...................................................................................................................................	11.08(a)
“Institutional Accredited Investors”.............................................................................................................................	2.01(b)
“Interest Payment Date”............................................................................................................................................	10.01
“Legal Holiday”.........................................................................................................................................................	14.09
“Legend”..................................................................................................................................................................	2.06(f)
“Measurement Period”..............................................................................................................................................	11.08(a)
“Net Shares”............................................................................................................................................................	11.01
“Net Share Amount”.................................................................................................................................................	11.01
“noncontingent bond method”.....................................................................................................................................	4.07
“Notice of Default”...................................................................................................................................................	6.01
“Option Exercise Date”.............................................................................................................................................	10.01
“Paying Agent”.........................................................................................................................................................	2.03
“Post-Distribution Price”...........................................................................................................................................	11.08(b)

“Net Shares”............................................................................................................................................................	11.01
“Principal Return”.....................................................................................................................................................	3.08(a)
“Purchase Notice”....................................................................................................................................................	3.08(a)
“Purchase Price”.....................................................................................................................................................	3.08(a)
“Registrar”...............................................................................................................................................................	2.03
“Regular Record Date”.............................................................................................................................................	10.01
“Relevant Cash Dividends”.......................................................................................................................................	11.08(a)
“Restated Principal Amount”.....................................................................................................................................	10.01
“Rights”...................................................................................................................................................................	11.19
“Rights Agreement”..................................................................................................................................................	11.19
“Sale Price”.............................................................................................................................................................	11.01
“Securities Act”........................................................................................................................................................	2.01(b)
“Special Record Date”..............................................................................................................................................	12.02
“Tax Event Date”.....................................................................................................................................................	10.01
“Tax Original Issue Discount”...................................................................................................................................	4.07
“Time of Determination”...........................................................................................................................................	11.01
“Treasury Regulations” ............................................................................................................................................	4.07

SECTION 1.03   Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04   Rules of Construction. Unless the context otherwise requires:

(1)    a defined term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

(3)    “or” is not exclusive;

(4)    “including” means including, without limitation; and

(5)    words in the singular include the plural, and words in the plural include the singular.

SECTION 1.05   Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution (or electronic delivery) thereof. When such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)    The ownership of Securities shall be proved by the register maintained by the Registrar.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

  ARTICLE 2

THE SECURITIES
SECTION 2.01   Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1 and A-3, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a)  Intentionally Omitted.

(b)  Institutional Accredited Investor Securities. Except as provided in this Section 2.01, 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Securities offered and sold within the United States to institutional “accredited investors” as defined in Rule 501(a)(1), (2) (3) and (7) under the Securities Act of 1933, as amended (the “Securities Act”) (“Institutional Accredited Investors”) shall be issued, initially, in the form of an Institutional Accredited Investor Security, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(c)  Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

(d)  Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(e)  Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-3 attached hereto.

SECTION 2.02   Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $422,050,000 upon a Company Order without any further action by the Company. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

SECTION 2.03   Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Company shall also appoint a bid solicitation agent (the “Bid Solicitation Agent”) to act pursuant to paragraph 5 of the Securities. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation and indemnity rights therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary or any Affiliate of either of them may act as Bid Solicitation Agent.

The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities.

SECTION 2.04   Paying Agent to Hold Money in Trust.  Except as otherwise provided herein, not later than 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

SECTION 2.05   Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06   Transfer and Exchange.  Subject to Section 2.12 hereof,

(a)  Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

At the option of the Holder, Certificated Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(b)  Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)  Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d)  Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

(e)  No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)  If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legend set forth on the form of Security attached hereto as Exhibit A-1 setting forth such restrictions (the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not “restricted” within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its reasonable best efforts to reinstate the Legend.

The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07   Replacement Securities.  If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code (a “Protected Purchaser”), the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.08   Outstanding Securities; Determinations of Holders’ Action.  Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.10 and delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser unaware that such Security has been replaced, in which case the replacement security shall be deemed not to be outstanding.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Original Issue Discount and interest (including contingent interest), if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

If a Security is converted in accordance with Article 11, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Security.

SECTION 2.09   Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.10   Cancellation.  All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee.

SECTION 2.11   Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price or Purchase Price in respect thereof, and interest (including contingent interest, if any) thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.12   Global Securities.

(a)  Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(b)(i), (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(b)(i) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(b)(ii) and transfer of a Certificated Security for a Beneficial Interest in a Global Security shall comply with Section 2.06 and Section 2.12(b)(iii) below.

(b)  Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(b)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(b).

(i)  Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

(A)
written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(B)	if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend,

then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be decreased by the aggregate Principal Amount at Maturity of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so issued.

(ii)  Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

       (x)    to register the transfer of such Certificated Securities; or

       (y)    to exchange such Certificated Securities for an equal Principal Amount at Maturity of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange:

    (A)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the
    Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

    (B)    so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or, if being transferred pursuant to clause (1), (2) or (3) below, are accompanied by the additional information and documents specified in each clause, as applicable:

(1)  if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(2)  if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(3)  if such Certificated Securities are being transferred pursuant to an exemption from registration (i) a certification to that effect (in the form attached as B-1, if applicable).

(iii)  Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may
not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be increased by the aggregate Principal Amount at Maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a new Global Security in the appropriate Principal Amount at Maturity.

(c)  Intentionally Omitted.

(d)  Intentionally Omitted.

(e)  Intentionally Omitted.

(f)  The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

(1)    Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(b)(i), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor Depositary is not appointed by the Company within 90 days (ii) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) of this sub-section shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) of this sub-section may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a

Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

(2)    Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3)    Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(4)    In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5)    Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

SECTION 2.13   CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

    ARTICLE 3

REDEMPTION AND PURCHASES

SECTION 3.01   Right to Redeem; Notices to Trustee.  The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 6 and 8 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed, the Redemption Price and the amount of contingent interest, if any, payable on the Redemption Date.

The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.02   Selection of Securities to Be Redeemed.  If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000.

Securities and portions of the Securities the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.03   Notice of Redemption.  At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1)    the Redemption Date;

(2)    the Redemption Price and, to the extent known at the time of such notice, the amount of contingent interest, if any, payable on the Redemption Date;

(3)    the Conversion Rate;

(4)    the name and address of the Paying Agent and Conversion Agent;

(5)    that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

(6)    that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

(7)    that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and contingent interest, if any;

(8)    if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

(9)    that, unless the Company defaults in making payment of such Redemption Price and contingent interest, if any, Original Issue Discount and interest (including contingent interest), if any, on Securities called for redemption will cease to accrue on and after the Redemption Date;

(10)	the CUSIP number of the Securities; and

(11)	any other information the Company wants to present.

At the Company’s request, the Trustee shall give the notice of redemption to Holders in the Company’s name and at the Company’s expense, provided that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

SECTION 3.04   Effect of Notice of Redemption.  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued contingent interest, if any, to but not including the date of redemption) stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price (together with accrued contingent interest, if any, to but not including the date of redemption) stated in the notice.

SECTION 3.05   Deposit of Redemption Price.  Prior to 10:00 a.m. (New York City time), on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid contingent interest to but not including the date of redemption with respect to, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

SECTION 3.06   Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

SECTION 3.07   Conversion Arrangement on Call for Redemption.  In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid contingent interest with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Prices of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

          SECTION 3.08   Purchase of Securities at Option of the Holder.

(a)  General. Securities shall be purchased by the Company pursuant to paragraph 7 of the Securities as of April 3, 2012, 2017, 2022 and 2027 (each, a “Purchase Date”), at the purchase price of $551.27 per $1,000 of Principal Amount at Maturity as of April 3, 2012, of $639.77 per $1,000 of Principal Amount of Maturity as of April 3, 2017, of $742.47 per $1,000 of Principal Amount at Maturity as of April 3, 2022, and of $861.67 per $1,000 of Principal Amount at Maturity as of April 3, 2027, (each, a “Purchase Price”, as applicable), at the option of the Holder thereof, upon:

(1)  delivery to the Paying Agent, by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is at least twenty (20) Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

(A)    the certificate number of the Security which the Holder will deliver to be purchased,

(B)    the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof, and

(C)    that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture.

(2)    delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid contingent interest, if any) promptly following the later of the Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(b)  Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.08(a) shall be paid for in U.S. legal tender (“cash”), subject to the conditions set forth in Sections 3.08(c). At least three Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)  the information required by Section 3.08(e), and

(ii)  whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

(c)  Purchase with Cash. On each Purchase Date, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, shall be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. The Company Notice, as provided in Section 3.08(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the “Company Notice Date”).

(d)  Intentionally Omitted.

(e)  Notice of Purchase. The Company’s notice of election to purchase shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 14.02 at the time specified in Section 3.08(c) or (d), as applicable (the “Company Notice”). Such Company Notice shall contain the following information:

(i)  the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

(ii)  the name and address of the Paying Agent and the Conversion Agent;

(iii)    that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)    that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price and contingent interest, if any;

(v)  that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn, together with any accrued contingent interest payable with respect thereto, will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in
          (iv);

(vi)  the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

(vii)  briefly, the conversion rights of the Securities;

(viii)  the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or Section 3.10);

(ix)  that, unless the Company defaults in making payment of such Purchase Price and contingent interest, if any, Original Issue Discount and interest (including contingent interest), if any, on Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

(x)  the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(f)  Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

(g)  Intentionally Omitted.

(h)  Intentionally Omitted.

SECTION 3.09   [Intentionally Omitted]

SECTION 3.10   Effect of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice specified in Section 3.08(a), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price, and any accrued and unpaid interest, with respect to such Security. Such Purchase Price and contingent interest, if any, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Purchase Date, with respect to such Security (provided the conditions in Section 3.08(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice, unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the Purchase Date specifying:

(1)    the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

(2)    the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

(3)    the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Purchase Notice shall be in the form set forth in the preceding paragraph.

There shall be no purchase of any Securities pursuant to Section 3.08 or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price and any accrued and unpaid contingent interest with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price and any accrued and unpaid contingent interest with respect to such Securities) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.11   Deposit of Purchase Price.  Prior to 10:00 a.m., New York City time, on the Business Day following the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid contingent interest with respect to, all the Securities or portions thereof which are to be purchased as of the Purchase Date.

SECTION 3.12   Securities Purchased in Part.  Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

SECTION 3.13   Covenant to Comply With Securities Laws Upon Purchase of Securities.  In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent applicable (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

SECTION 3.14   Repayment to the Company.  The Trustee and the Paying Agent shall promptly return to the Company any cash that remains unclaimed as provided in paragraph 15 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or contingent interest, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price and the accrued and unpaid contingent interest with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date, whether as a result of withdrawal or otherwise, then promptly after the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to the provisions of Section 7.01(f)).

  ARTICLE 4

COVENANTS
SECTION 4.01   Payment of Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, and contingent interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price, on the Business Day following the applicable Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

SECTION 4.02   SEC and Other Reports.  If requested by the Trustee, the Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03   Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on August 2, 2007) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.04   Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.05   Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, located at Regions Bank New York Drop Facility, One Wall Street, 3rd Floor Window A New York, New York 10286 (Attention: Corporate Trust Department), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.06   Delivery of Certain Information.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock which are restricted securities issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.07   Calculation of Original Issue Discount.  The Company agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to agree, to treat, for United States federal income tax purposes, the Securities as debt instruments that are subject to Section 1.1275-4(b) of the Treasury regulations promulgated by the United States Department of the Treasury pursuant to the Internal Revenue Code of 1986, as amended (the “Treasury Regulations”). For United States federal income tax purposes, the Company and each Holder or beneficial holder of a Security agree to treat the fair market value of the Common Stock received upon the conversion of a Security as a contingent payment for purposes of Treasury Regulation Section 1.1275-4(b), and to accrue interest with respect to outstanding Securities as original issue discount (“Tax Original Issue Discount”) according to the “noncontingent bond method,” set forth in section 1.1275-4(b) of the Treasury Regulations, using a comparable yield of 7.32 percent, compounded semiannually and the projected payment schedule attached as Annex C to this Indenture. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.

The Company acknowledges and agrees, and each Holder and any beneficial owner of a Security by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes and (ii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

SECTION 4.08   Limitation on Guarantees of Indebtedness by Domestic Subsidiaries.  The Company will not permit any domestic Subsidiary to guarantee the payment of any Debt of the Company unless such domestic Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Guarantee of the Securities by such domestic Subsidiary to the extent required in Article 13 hereof.

ARTICLE 5

SUCESSOR CORPORATION

          SECTION 5.01   When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, nor will the Company permit any Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other person or persons, unless:

(a)  either (1) the Company or such subsidiary shall be the surviving corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company or such Subsidiary substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary under the Securities and this Indenture;

(b)  immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c)  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The successor person formed by such consolidation or into which the Company or the applicable Subsidiary is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the applicable Subsidiary under this Indenture with the same effect as if such successor had been named as the Company or the applicable Subsidiary herein; and thereafter, except in the case of a lease and any obligations the Company or the applicable Subsidiary may have under a supplemental indenture pursuant to Section 11.14, the Company or the applicable Subsidiary shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the applicable Subsidiary, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company and the applicable Subsidiary.

  ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01   Events of Default. An “Event of Default” occurs if:

(1)    the Company defaults in payment of any contingent interest or of interest which becomes payable after the Securities have been converted to semiannual coupon notes following the occurrence of a Tax Event, which default, in either case, continues for 30 days;

(2)    the Company defaults in the payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon notes following a Tax Event pursuant to Article 10, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price or Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

(3)    the Company or any Guarantor fails to comply with any of the other agreements in the Securities, any Guarantee or this Indenture (other than those referred to in clauses (1) and (2) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(4)    (a) failure of the Company to make any payment by the end of any applicable grace period after maturity of Debt in an amount (taken together with amounts in (b) below) in excess of $10,000,000 and continuance of such failure, or (b) an acceleration of Debt has occurred in an amount (taken together with amounts in (a) above) in excess of $10,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of (a) or (b) above, for a period of 30 days after receipt by the Company of a Notice of Default; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred;

(5)    any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Securities then outstanding; or

(6)    the Company or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

 (A)   commences a voluntary case or proceeding;

 (B)   consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

 (C)   consents to the appointment of a Custodian of it or for any substantial part of its property;

 (D)   makes a general assignment for the benefit of its creditors;

 (E)    files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

 (F)    consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(7)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

(B)   appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C)   orders the winding up or liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (3) or clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) or clause (4) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (3) or clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02   Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) in respect of the Company) occurs and is continuing, the Trustee by written Notice to the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus accrued Original Issue Discount through the date of declaration, and any accrued and unpaid interest (including contingent interest) through the date of such declaration, on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued Original Issue Discount, and such accrued and unpaid interest (including contingent interest), if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) occurs in respect of the Company and is continuing, the Issue Price plus accrued Original Issue Discount plus accrued and unpaid interest (including contingent interest), if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued Original Issue Discount plus accrued and unpaid interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03   Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. Except as set forth in Section 2.07 hereof, no remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04   Waiver of Past Defaults.  Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.05   Control by Majority.  The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.06   Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)    the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)    the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3)    such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5)    the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

SECTION 6.07   Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity (or if the Securities have been converted to semiannual coupon notes following a Tax Event pursuant to Article 10, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, contingent interest or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

SECTION 6.08   Collection Suit by Trustee.  If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

SECTION 6.09   Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, contingent interest or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)    to file and prove a claim for the whole amount of the Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, and interest (including contingent interest), if any, as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10   Priorities.  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, and interest (including contingent interest), if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.12   Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or contingent interest, if any, in respect of Securities or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

  ARTICLE 7

TRUSTEE
SECTION 7.01   Duties of Trustee.

(a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(1)  the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)  this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)  The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

SECTION 7.02   Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

(a)  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(c)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d)  the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e)  the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

(h)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)  the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities (including non-trustee capacities) hereunder, and to each agent, custodian and other Person employed to act hereunder, and such rights, privileges, protections, immunities and benefits shall survive any termination of this Agreement or resignation or replacement of the Trustee.

(k)  the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03   Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04   Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 7.05   Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

SECTION 7.06   Reports by Trustee to Holders. Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 15 that complies with TIA Section

313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

SECTION 7.07   Compensation and Indemnity. The Company agrees:

(a)    to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)    to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or otherwise related to services provided by the Trustee to the extent reasonably related thereto(including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), or other request of the Company, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)    to indemnify the Trustee or any predecessor Trustee and their agents, officers, directors, and employees for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or other matters related to this Agreement or the Securities, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, contingent interest or interest, if any, as the case may be, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08   Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08; provided that the Company agrees to take commercially reasonable actions to engage a successor Trustee within 90 days following such resignation. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.10;

(2)    the Trustee is adjudged bankrupt or insolvent;

(3)    a receiver or public officer takes charge of the Trustee or its property; or

(4)    the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.09   Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10   Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the

Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 7.11   Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

    ARTICLE 8

DISCHARGE OF INDENTURE

SECTION 8.01   Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company or any Guarantor irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent, cash or Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

SECTION 8.02   Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities, if any, held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities, if any, must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities, if any, for that period commencing after the return thereof.

 ARTICLE 9

AMENDMENTS

SECTION 9.01   Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

(1)    to cure any ambiguity, omission, defect or inconsistency;

(2)    to comply with Article 5 or Section 11.14;

(3)    to secure the Company’s obligations under the Securities and this Indenture;

(4)    to add to the Company’s covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

(5)    to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act; or

(6)    to make any change that does not adversely affect the rights of any Holders (it being understood that any amendment described in clause (1) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities will be deemed not to adversely affect the rights or interests of Holders).

SECTION 9.02   With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

(1)    change the provisions of this Indenture that relate to modifying or amending this Indenture;

(2)    make any change in the manner or rate of accrual in connection with Original Issue Discount, make any change in the manner of calculation of, or that adversely affects the right to receive, contingent interest, reduce the rate of interest referred to in Section 10.01 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount or interest, if any, on any Security;

(3)    reduce the Principal Amount at Maturity, Restated Principal Amount or the Issue Price of or change the Stated Maturity of any Security;

(4)    reduce the Redemption Price or Purchase Price of any Security;

(5)    make any Security payable in money or securities other than that stated in the Security;

(6)    make any change in Section 6.04, Section 6.07 or this Section 9.02, except to increase any percentage set forth therein;

(7)    make any change that adversely affects the right to convert any Security;

(8)    make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

(9)    impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities; or

(10)    release any Guarantor from any of its obligations under its Guarantee other than in accordance with the terms of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

SECTION 9.03   Compliance with Trust Indenture Act.  The Company shall ensure that every supplemental indenture executed pursuant to this Article shall comply with the TIA.

SECTION 9.04   Revocation and Effect of Consents, Waivers and Actions.  Until an amendment, consent, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the amendment, consent, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective. After an amendment, consent, waiver or action becomes effective, it shall bind every Securityholder.

SECTION 9.05   Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

SECTION 9.06   Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07   Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

   ARTICLE 10

SPECIAL TAX EVENT CONVERSION

SECTION 10.01   Optional Conversion to Semiannual Coupon Note Upon Tax Event.  From and after (i) the date of the occurrence of a Tax Event (the “Tax Event Date”) and (ii) the date the Company exercises the option provided for in this Section 10.01, whichever is later (the “Option Exercise Date”), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate specified in paragraph 11(a) of the Securities on a restated principal amount per $1,000 original Principal Amount at Maturity (the “Restated Principal Amount”) equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on April 3 and October 3 of each year (each an “Interest Payment Date”) to holders of record at the close of business on March 19 or September 18 (each a “Regular Record Date”) immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Securities. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Security, the Restated Principal Amount thereof plus accrued and unpaid interest with respect to any Security, (ii) “Issue Price and accrued Original Issue Discount,” “Issue Price plus Original Issue Discount” or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Security and (iii) contingent interest shall cease to accrue on the Securities. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to semiannual coupon notes. No other changes to the Indenture shall result as a result of the events described in this Section 10.01.

 ARTICLE 11

CONVERSION

SECTION 11.01   Conversion Privilege. A Holder of a Security may convert such Security into cash, and, if applicable, Common Stock, at any time after the Issue Date in accordance with the provisions below and in paragraph 9 of the Securities. Subject to the cash settlement procedures set forth below, the number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the “Conversion Rate”) shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth.

A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

Subject to certain exceptions, if Securities are tendered for conversion, the value (the “Conversion Value”) of the cash and shares of Common Stock, if any, to be received by a holder converting $1,000 principal amount at maturity of the Securities will be determined by multiplying the applicable Conversion Rate by the average of the Sale Prices of the Common Stock for the ten consecutive trading days beginning on the second trading day immediately following the day on which the Securities are submitted for conversion (the “Cash Settlement Averaging Period”).

Upon conversion of Securities, the Conversion Value will be delivered to Securityholders as follows:

(1)    an amount in cash (the “Principal Return”) equal to the lesser of (a) the Conversion Value of each Security to be converted and (b) the Accreted Principal Amount of each Security to be converted,

(2)    if the Conversion Value of the Securities to be converted is greater than the accreted principal amount, an amount in whole shares (the “Net Shares”), calculated as described below, equal to such Conversion Value less the Principal Return (the “Net Share Amount”), and

(3)    an amount in cash in lieu of any fractional shares of common stock.

The number of Net Shares to be paid will be equal to the greater of (i) zero and (ii) the sum of, for each trading day during the Cash Settlement Averaging Period, the quotient of (A) 10% of the difference between (1) the product of the Conversion Rate in effect and the Sale Price of the Common Stock for such day; and (2) the Accreted Principal Amount of the Securities to be converted as of the conversion date, divided by (B) the Sale Price of the Common Stock.

The “Accreted Principal Amount” with respect to any Securities means, at any date of determination, the sum of: (1) the initial principal amount of the Security upon issuance; and (2) the accrued Original Issue Discount that has been accreted to the principal amount of the Security.
The “Sale Price” of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the common stock is traded or, if the common stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by Pink Sheets, LLC. In the absence of a quotation, we will determine the sale price on the basis of such quotations as we consider appropriate.

“Average Sale Price” means the average of the Sale Prices of the Common Stock for the shorter of

(i)    30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

(ii)    the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

(iii)    the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(4), 11.07 or 11.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 11.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating “Average Sale Price” pursuant to the definition in the preceding sentence, “Average Sale Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

“Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07 or 11.08 applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the Common Stock is then listed or quoted.

SECTION 11.02   Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 11. On conversion of a Security, the greater of that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) or Tax Original Issue Discount attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 10.01, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the Security through but not including the Conversion Date and (except as provided below) accrued contingent interest, if any, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for the greater of Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) or Tax Original Issue Discount accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

SECTION 11.03   Fractional Shares.  The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Common Stock, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

SECTION 11.04   Taxes on Conversion.  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 11.05   Company to Provide Stock.  The Company shall, prior to issuance of any Securities under this Article 11, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then principally listed or quoted.

SECTION 11.06   Adjustment for Change In Capital Stock. If, after the Issue Date of the Securities, the Company:

(1)    pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(2)    subdivides its outstanding shares of Common Stock into a greater number of shares;

(3)    combines its outstanding shares of Common Stock into a smaller number of shares;

(4)    pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

(5)    issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 11 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 11.

SECTION 11.07   Adjustment for Rights Issue.  If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

        R’ = R x          (O + N)
       (O + (N x P)/M)

where:

R’ = the adjusted Conversion Rate.

R = the current Conversion Rate.

O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 11.07 is being applied.

N = the number of additional shares of Common Stock offered pursuant to the distribution.

P = the offering price per share of the additional shares.

M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 11.06(4) applies or (ii) a distribution to which Section 11.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 11.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.07 applies, the fair market value (on the record date for the distribution to which this Section 11.07 applies) of the

(1)    Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(4) distribution and

(2)    assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 11.08 distribution.

The Board of Directors shall determine fair market values for the purposes of this Section 11.07.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R’ that is equal to or less than the value of R.

SECTION 11.08   Adjustment for Other Distributions.

(a)  If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets excluding distributions of Capital Stock or equity interests referred to in Section 11.08(b), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in Section 11.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of Section 11.08(c), in accordance with the formula:

R’ =     R x M
M - F
where:

R’ = the adjusted Conversion Rate.

R = the current Conversion Rate.

M = the Average Sale Price, minus, in the case of a distribution to which Section 11.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 11.08(a) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.08(a) applies, the fair market value (on the record date for the distribution to which this Section 11.08(a) applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(4) distribution.

F = the fair market value (on the record date for the distribution to which this Section 11.08(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.08(a) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

The Board of Directors shall determine fair market values for the purposes of this Section 11.08(a).

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08(a) applies.

For purposes of this Section 11.08(a), the term “Extraordinary Cash Dividend” shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the “Measurement Period” with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the “Relevant Cash Dividends” with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

(i)    If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis the sum of (a) 5% of the Sale Price of the Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, and (b) the quotient of the amount of any cash interest paid on a Security during the Ex-Dividend Measurement Period by the conversion rate in effect on the payment date of such applicable interest payment, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08(a), the value of “F” shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 11.08(a).

In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 11.06.

(b)    If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

R’ = R x  (1 + F/M)
where:

R’ = the adjusted Conversion Rate.

R = the current Conversion Rate.

M = the average of the Post-Distribution Prices of the Common Stock for the 10 trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such dividend or distribution on the principal United States exchange or market which such securities are then listed or quoted (the “Ex-Dividend Date”).

F = the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 11.08(b) shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the 10 trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

"Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Company shall be entitled to determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the Capital Stock or equity interests as it considers appropriate.

(c)  In the event that, with respect to any distribution to which Section 11.08(a) would otherwise apply, the difference “M-F” as defined in the formula set forth in Section 11.08(a) is less than $1.00 or “F” is equal to or greater than “M”, then the adjustment provided by Section 11.08(a) shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

SECTION 11.09   When Adjustment May Be Deferred.  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

SECTION 11.10   When No Adjustment Required.  No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or no par value of the Common Stock.

To the extent the Securities become convertible pursuant to this Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 11.11   Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

SECTION 11.12   Voluntary Increase.  The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06, 11.07 or 11.08.

SECTION 11.13   Notice of Certain Transactions. If:

(1)    the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or 11.08 (unless no adjustment is to occur pursuant to Section 11.10); or

(2)    the Company takes any action that would require a supplemental indenture pursuant to Section 11.14; or

(3)    there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 11.14   Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes the outstanding Common Stock of the Company, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

If this Section applies, neither Section 11.06 nor 11.07 applies.

If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 11.08(c), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

SECTION 11.15   Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or 11.17 is conclusive.

SECTION 11.16   Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article 11. Each Conversion Agent shall have the same protection under this Section 11.16 as the Trustee.

SECTION 11.17   Simultaneous Adjustments. In the event that this Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(4), 11.07 or 11.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions of Section 11.08 and, third, the provisions of Section 11.07.

SECTION 11.18   Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

SECTION 11.19   Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that all shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”). Provided that such Rights Agreement requires that each share of Common Stock issued by the Company (including those that might be issued upon conversion of Securities) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 11, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

  ARTICLE 12

PAYMENT OF INTEREST

SECTION 12.01   Interest Payments. Interest, if any, on any Security that is payable in cash, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semiannual or contingent interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or accrual date, as the case may be, or, if no such instructions have been received, by check drawn on a bank in New York City mailed to the payee at its address set forth on the Registrar’s books. In the case of a permanent Global Security, semiannual or contingent interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

SECTION 12.02   Defaulted Interest. Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)    The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 12.03   Interest Rights Preserved.  Subject to the foregoing provisions of this Article 12 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to semiannual and contingent interest accrued and unpaid, and to accrue, which were carried by such other Security.

 ARTICLE 13

GUARANTEES
SECTION 13.01   Guarantees.

The Guarantors jointly and severally, hereby absolutely, unconditionally and irrevocably guarantee the Securities and obligations of the Company hereunder and thereunder, and guarantee to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms hereof, and to the Trustee on behalf of such Holder, that: (a) the principal of and interest (including contingent interest, if any on the Securities will be paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest (including contingent interest, if any on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration redemption or otherwise.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

The Guarantors hereby waive (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, this Indenture and such Guarantee. The Guarantors acknowledge that the Guarantees are a guarantee of payment and not of collection.

The Guarantors hereby agree that, in the event of a default in payment of principal or interest including contingent interest, if any on such Security, whether at its Stated Maturity, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Thirteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, for the purposes of the amounts due under the Guarantees, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Guarantee is attached hereto as Exhibit A-2.

SECTION 13.02   Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.03   Future Subsidiaries.

If the Company or any of its Subsidiaries acquires or forms a Subsidiary organized under the laws of the United States or any state or political subdivision thereof or the District of Columbia, the Company will cause any such domestic Subsidiary to (i) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Subsidiary shall guarantee all of the obligations on the Securities, whether for principal, interest (including contingent interest), and interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), if any and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior unsecured basis and (ii) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such domestic Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such domestic Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, be deemed to refer to all Guarantors, including such domestic Subsidiary.

SECTION 13.04   Priority of Guarantees.

The Guarantee issued by any Guarantor shall be unsecured senior obligations of such Guarantor, ranking pari passu with all other existing and future senior unsecured indebtedness of such Guarantor, if any.

SECTION 13.05   Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 13.06   Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

SECTION 13.07   Reinstatement.

The Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 13.01 shall continue to be effective or be reinstated, as the case may be, (a) if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor and (b) at any time any Guarantor (and each Person who becomes a Guarantor) guarantees any indebtedness or obligations of the Company.

SECTION 13.08   Release of the Guarantor.

Concurrently with the discharge of the Securities under Section 8.01, each Guarantor shall be released from all its obligations under its Guarantee under this Article Thirteen.

So long as no Default exists or with notice or lapse of time or both, would exist, the Guarantee issued by any Guarantor shall be automatically and unconditionally released and discharged upon (a) any sale, exchange, transfer to any Person that is not an Affiliate of the Company of all of the Capital Stock of such Guarantor owned by the Company, which transaction is otherwise in compliance with the Indenture or (b) any release or discharge of all guarantees by each of the Guarantors of any indebtedness or obligations of the Company other than the Guarantees of the Securities.

SECTION 13.09   Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

  ARTICLE 14

MISCELLANEOUS
SECTION 14.01   Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 14.02   Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

CBRL Group, Inc.
P.O. Box 787
Lebanon, TN 37088

Telephone No. (615) 443-9574
Facsimile No. (615) 443-9818
Attention: Chief Financial Officer

with a copy of any notice given pursuant to Article 6 to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
Commerce Center, Suite 1000
211 Commerce Street
Nashville, TN 37201

Telephone No. (615) 726-5763
Facsimile No. (615) 744-5763
Attention: Gary M. Brown

if to the Trustee:

Regions Bank
Corporate Trust Services
315 Deaderick Street, 2nd Floor
Nashville, Tennessee 37237
Telephone No. 615-770-4354
Facsimile No. 615-770- 4350
Attention: Corporate Trust Department

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

SECTION 14.03   Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

SECTION 14.04   Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee if reasonably requested:

(1)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 14.05   Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

(1)    a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3)    a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement that, in the opinion of such person, such covenant or condition has been complied with.

SECTION 14.06   Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.07   Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

SECTION 14.08   Calculations. The calculation of the Purchase Price, Conversion Rate, Sale Price of the Common Stock and each other calculation to be made hereunder (other than the Debentures Market Price) shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 14.08 shall be final and binding on the Company and the Holders absent manifest error. The Trustee, Paying Agent, Conversion Agent and Bid Solicitation Agent shall not be obligated to recalculate, recompute or confirm any such calculations and shall be held harmless by the Company from any and all claims, damages, losses and expenses (including reasonable attorney’s fees) with respect to any errors or inaccuracies in such calculations.

SECTION 14.09   Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

SECTION 14.10   GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

SECTION 14.11   No Recourse Against Others. A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 14.12   Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 14.13   Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One originally signed copy is enough to prove this Indenture.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

        CBRL GROUP, INC.

        By: ________________________
        Name:
        Title:

        REGIONS BANK, an Alabama banking corporation, as Trustee

        By: ________________________
        Name:
        Title:

        CRACKER BARREL OLD COUNTRY

        STORE, INC., as Guarantor

        By: ________________________
        Name:
        Title:

        CBOCS DISTRIBUTION, INC., as Guarantor

        By: ________________________
        Name:
        Title:

        CBOCS PARTNER I, LLC, as Guarantor

        By: ________________________
        Name:
        Title:

        CBOCS PARTNER II, LLC, as Guarantor

        By: ________________________
        Name:
        Title:

        CBOCS PENNSYLVANIA, LLC, as Guarantor

        By: ________________________
        Name:
        Title:

        CBOCS PROPERTIES, INC., as Guarantor

        By: ________________________
        Name:
        Title:

        CBOCS SUPPLY, INC., as Guarantor

        By: ________________________
        Name:
        Title:

        GUN BARREL ROAD LOGAN’S, INC., as Guarantor

        By: ________________________
        Name:
        Title:

        CBOCS WEST, INC., as Guarantor

        By: ________________________
        Name:
        Title:

        CB MUSIC LLC, as Guarantor

        By: ________________________
        Name:
        Title:

        ROCKING CHAIR, INC., as Guarantor

        By: ________________________
        Name:
        Title:

        CBOCS TEXAS LIMITED PARTNERSHIP, as Guarantor

        By: ________________________
        Name:
        Title:

EXHIBIT A-1

[FORM OF FACE OF GLOBAL SECURITY]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS _____________, 2007, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 7.32% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: INVESTOR RELATIONS, CBRL GROUP, INC., P.O. BOX 787 LEBANON, TN 37088.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

A-1-1

CBRL GROUP, INC.
Zero Coupon-Senior Convertible Note due 2032

No. R-1                              CUSIP: 12489V AC0
Issue Date: _____________, 2007                       Original Issue Discount: $________
Issue Price: $_____________                          (for each $1,000 Principal
(for each $1,000 Principle                                                                                        Amount at Maturity)
Amount at Maturity)

CBRL GROUP, INC., a Tennessee corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of _______________ dollars ($__________________) on April 2, 2032.

This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: ___________, 2007                     CBRL GROUP, INC.

               By:
                Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

REGIONS BANK, AN ALABAMA BANKING CORPORATION,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:________________________
Authorized Officer

Dated: ________________________

                A-1-2

[FORM OF REVERSE SIDE OF GLOBAL SECURITY]
Zero Coupon - Senior Convertible Note due 2032

1.	Interest.

This Security shall not bear interest, except as specified in this paragraph or in paragraphs 5 and 11 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 11 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.00% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 3.00% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.	Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.	Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

Initially, Regions Bank, a national banking association (the “Trustee”), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

A-1-3

4.	Indenture.

The Company issued and the Guarantors have guaranteed the Securities pursuant to an Indenture dated as of _____________, 2007 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities and the Guarantees are general unsecured and unsubordinated obligations, of the Company and the Guarantors, respectively, limited to $422,050,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.	Contingent Interest.

Subject to the accrual provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a “Contingent Interest Period”) from April 4 to October 3 and from October 4 to April 3, commencing after April 3, 2007, if the average Debentures Market Price for the Five-Day Period with respect to such Contingent Interest Period equals 120% or more of the sum of the Issue Price of a Security and Original Issue Discount accrued thereon to the trading day immediately preceding the first day of the relevant Contingent Interest Period.

The amount of contingent interest payable per $1,000 Principal Amount at Maturity hereof shall equal 0.125% of the average Debentures Market Price for the Five-Day Period with respect to such Contingent Interest Period.

Contingent interest, if any, will be payable to Holders as of the 15th day (whether or not a Business Day) preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the last day of the relevant Contingent Interest Period. Original Issue Discount will continue to accrue at 3.00% per annum whether or not contingent interest is paid.

“Five-Day Period” means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period.

“Debentures Market Price” means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Debentures Market Price for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for

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the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 11.06, 11.07 or 11.08 (subject to the conditions set forth in Sections 11.09 and 11.10) of the Indenture.

Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall promptly notify the Trustee of such determination and shall issue a press release and publish such information on its web site on the World Wide Web.

6.	Redemption at the Option of the Company.

No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to April 3, 2007.

The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the preceding date in the table but not including the Redemption Date.
Redemption Date	(1) Debentures Issue Price	(2) Accrued Original Issue Discount	(3) Redemption Price (1) + (2)
April 3
2007....................................................................................................................................	409.30	65.71	475.01
2008....................................................................................................................................	409.30	80.07	489.37
2009....................................................................................................................................	409.30	94.86	504.16
2010....................................................................................................................................	409.30	110.09	519.39
2011....................................................................................................................................	409.30	125.79	535.09
2012....................................................................................................................................	409.30	141.97	551.27
2013....................................................................................................................................	409.30	158.63	567.93
2014....................................................................................................................................	409.30	175.79	585.09
2015....................................................................................................................................	409.30	193.48	602.78
2016....................................................................................................................................	409.30	211.70	621.00
2017....................................................................................................................................	409.30	230.47	639.77
2018....................................................................................................................................	409.30	249.80	659.10
2019....................................................................................................................................	409.30	269.72	679.02
2020....................................................................................................................................	409.30	290.25	699.55
2021....................................................................................................................................	409.30	311.39	720.69
2022....................................................................................................................................	409.30	333.17	742.47

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2023....................................................................................................................................	409.30	355.61	764.91
2024....................................................................................................................................	409.30	378.73	788.03
2025....................................................................................................................................	409.30	402.55	811.85
2026....................................................................................................................................	409.30	427.09	836.39
2027....................................................................................................................................	409.30	452.37	861.67
2028....................................................................................................................................	409.30	478.41	887.71
2029....................................................................................................................................	409.30	505.24	914.54
2030....................................................................................................................................	409.30	532.88	942.18
2031....................................................................................................................................	409.30	561.36	970.66
At Stated Maturity...............................................................................................................	409.30	590.70	1,000.00

If this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to but not including the Redemption Date; but in no event will this Security be redeemable before April 3, 2007.

7.	Purchase by the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

Purchase Date	Purchase Price

April 3 2012	$551.27
April 3, 2017	$639.77
April 3, 2022	$742.47
April 3, 2027	$861.67

      The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) shall be paid in cash in accordance with the Indenture.

If prior to a Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date as provided in the Indenture.

A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

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If cash sufficient to pay the Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date is deposited with the Paying Agent on the Business Day following the Purchase Date, Original Issue Discount and contingent interest, if any, shall cease to accrue on such Securities (or portions thereof) on such Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price upon surrender of such Security).

8.	Notice of Redemption.

Notice of redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, Original Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9.	Conversion.

A Holder of a Security may convert such Security into cash, and, if applicable, Common Stock, at any time, at the rate (the “Conversion Rate”) of 10.8584 shares of Common Stock per $1,000 in principal amount at maturity of the Security.

A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

Subject to certain exceptions, if Securities are tendered for conversion, the value (the “Conversion Value”) of the cash and shares of Common Stock, if any, to be received by a holder converting $1,000 principal amount at maturity of the Securities will be determined by multiplying the applicable Conversion Rate by the average of the Sale Prices of the Common Stock for the ten consecutive trading days beginning on the second trading day immediately following the day on which the Securities are submitted for conversion (the “Cash Settlement Averaging Period”).

Upon conversion of Securities, the Conversion Value will be delivered to Securityholders as follows:

(1)     an amount in cash (the “Principal Return”) equal to the lesser of (a) the Conversion Value of each Security to be converted and (b) the Accreted Principal Amount of each Security to be converted,

(2)     if the Conversion Value of the Securities to be converted is greater than the accreted principal amount, an amount in whole shares (the “Net Shares”), calculated as

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described below, equal to such Conversion Value less the Principal Return (the “Net Share Amount”), and

(3)     an amount in cash in lieu of any fractional shares of common stock.

The number of Net Shares to be paid will be equal to the greater of (i) zero and (ii) the sum of, for each trading day during the Cash Settlement Averaging Period, the quotient of (A) 10% of the difference between (1) the product of the Conversion Rate in effect and the Sale Price of the Common Stock for such day; and (2) the Accreted Principal Amount of the Securities to be converted as of the conversion date, divided by (B) the Sale Price of the Common Stock.

The “Accreted Principal Amount” with respect to any Securities means, at any date of determination, the sum of: (1) the initial principal amount of the Security upon issuance; and (2) the accrued Original Issue Discount that has been accreted to the principal amount of the Security.
The “Sale Price” of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the common stock is traded or, if the common stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by Pink Sheets, LLC. In the absence of a quotation, we will determine the sale price on the basis of such quotations as we consider appropriate.

The “accreted conversion price per share” of Common Stock as of any day equals the quotient of:

•	the Issue Price and accrued Original Issue Discount to that day, divided by

•	the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount at Maturity of Securities on that day.

Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 6 hereof, but such Securities may be surrendered for conversion until the close of business on the second Business Day immediately preceding the Redemption Date.

Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 11.07 of the Indenture, or a dividend or a distribution described in Section 11.08 of the Indenture where, the fair market value, per share, of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for conversion

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beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 11.14 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Security immediately prior to the transaction.

A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 10.8584 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

In the event the Company exercises its option pursuant to Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option.

Accrued and unpaid interest in lieu of Original Issue Discount and contingent interest will not be paid on Securities that are converted; provided, however that Securities surrendered for conversion during the period, in the case of interest in lieu of Original Issue Discount, from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be entitled to receive such interest, in lieu of Original Issue Discount, payable on such Securities on the corresponding Interest Payment Date and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest in lieu of Original Issue Discount with respect thereto that the registered Holder is to receive.

To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

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A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, the greater of that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 11 hereof) or Tax Original Issue Discount attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 11 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date and (except as provided above) accrued contingent interest, if any, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for the greater of Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 11 hereof) or Tax Original Issue Discount accrued through the Conversion Date and any accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions) and certain rights pursuant to shareholder rights plans. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

10.	Conversion Arrangement on Call for Redemption.

Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

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11.	Tax Event.

(a)    From and after (i) the date of the occurrence of a Tax Event (the “Tax Event Date”) and (ii) the date the Company exercises the option provided for in this paragraph 11, whichever is later (the “Option Exercise Date”), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.00% per annum on a principal amount per Security (the “Restated Principal Amount”) equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on April 3 and October 3 of each year (each an “Interest Payment Date”) to holders of record at the close of business on March 19 or September 18 (each a “Regular Record Date”) immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

(b)    Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

(c)    From and after the Option Exercise Date, contingent interest provided for in paragraph 5 hereof shall cease to accrue on this Security.

12.	Defaulted Interest.

Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

13.	Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

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14.	Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

15.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.	Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 11.14 of the Indenture, to secure the Company’s obligations under this Security or to add to the Company’s covenants for the benefit of the Securityholders or to surrender any right or power conferred, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act or to make any change that does not adversely affect the rights of any Holders.

17.	Defaults and Remedies.

Under the Indenture, Events of Default include (i) default in the payment of contingent interest when the same becomes due and payable or of interest which becomes due and payable upon exercise by the Company of its option provided for in paragraph 11 hereof which default in either case continues for 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, or Purchase Price, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) (a) failure of the Company to make any payment by the end of any applicable grace period after maturity of Debt in an amount (taken together with amounts in (b) below) in excess of $10,000,000, or (b) an acceleration of Debt has occurred in an amount (taken together with amounts in (a) above) in excess of $10,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to in (a) or (b) above

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shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; (v) if any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Securities then outstanding; and (vi) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

18.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

19.	No Recourse Against Others.

A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.	Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

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21.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.	GOVERNING LAW.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THE GUARANTEES AND THIS SECURITY.
----------------------

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The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CBRL Group, Inc.
P.O. Box 787
Lebanon, TN 37088
Attention: Chief Financial Officer

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ASSIGNMENT FORM	CONVERSION NOTICE
To assign this Security, fill in the form below:	To convert this Security into Common Stock of the Company, check the box:
I or we assign and transfer this Security to	9
To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):
(Insert assignee’s soc. sec. or tax ID no.)	$_______________________________________________________________________
If you want the stock certificate made out in another person’s name, fill in the form below:

(Print or type assignee’s name, address and zip code)	(Insert other person’s soc. sec. or tax ID no.)
and irrevocably appoint
_____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

(Print or type other person’s name, address and zip code)

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Date: ___________________________    Your Signature:_____________________________________________________________________________

__________________________________________________________________________________________________________________________
(Sign exactly as your name appears on the other side of this Security)

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Exhibit A-2

[FORM OF GUARANTEE]

The Guarantors (as defined in the Indenture and which term includes any successor person under the Indenture), upon the terms and subject to the conditions set forth in the Indenture, hereby unconditionally guaranteed on a senior unsecured basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest (including contingent interest) on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 13 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

The obligations of the undersigned to the Holders of the Securities and to the Trustee pursuant to this Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees and all of the other provisions of the Indenture to which this Guarantee relates.

No stockholder, officer, director, employee or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

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The Guarantee shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

IN WITNESS WHEREOF, the Guarantors have caused this instrument to be duly executed.

       CRACKER BARREL OLD COUNTRY
       STORE, INC.

       CBOCS DISTRIBUTION, INC.

       CBOCS PARTNER I, LLC

       CBOCS PARTNER II, LLC

       CBOCS PENNSYLVANIA, LLC

       CBOCS PROPERTIES, INC.

       CBOCS SUPPLY, INC.

       GUN BARREL ROAD LOGAN’S, INC.

       CBOCS WEST, INC.

       CB MUSIC LLC

       ROCKING CHAIR, INC.

       CBOCS TEXAS LIMITED PARTNERSHIP

                 By: _________________________________

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EXHIBIT A-3

[Form of Certificated Security]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS _____________, 2007, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 7.32% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE HOLDER OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: INVESTOR RELATIONS, CBRL GROUP, INC., P.O. BOX 787 LEBANON, TN 37088.

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

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CBRL GROUP, INC.
Zero Coupon-Senior Convertible Note due 2032

No. R-1                              CUSIP: 12489V AC0
Issue Date: _____________, 2007                       Original Issue Discount: $________
Issue Price: $_____________                          (for each $1,000 Principal
(for each $1,000 Principle                                                                                        Amount at Maturity)
Amount at Maturity)

CBRL GROUP, INC., a Tennessee corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of _______________ dollars ($__________________) on April 2, 2032.

This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: ___________, 2007                     CBRL GROUP, INC.

               By:
                Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

REGIONS BANK, AN ALABAMA BANKING CORPORATION,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:________________________
Authorized Officer

Dated: ________________________

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EXHIBIT B-1

Form of Letter to be Delivered by Accredited Investors

CBRL Group, Inc.
P.O. Box 787
Lebanon, TN 37088

Attention: Chief Financial Officer

Regions Bank
Corporate Trust Services
315 Deaderick Street, 2nd Floor
Nashville, Tennessee 37237

Attention: Corporate Trust Department

Dear Sirs:

We are delivering this letter in connection with the proposed transfer of $_____________ Principal Amount at Maturity of the Zero-Coupon Senior Notes due 2032 (“Debentures”) issued by CBRL Group, Inc. (the “Company”), which are convertible into shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”).

We hereby confirm that:

(i)  we are an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an “Institutional Accredited Investor”);

(ii)  the purchase of Debentures by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an “accredited investor” within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a “bank,” within the meaning of Section 3(a)(2) of the Securities Act, or a “savings and loan association” or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Debentures as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

(iii)  we will acquire Debentures having a minimum principal amount at maturity of not less than $250,000 for our own account or for any separate account for which we are acting;

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(iv)  we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Debentures; and

(v)  we are not acquiring Debentures with a view to distribution thereof or with any present intention of offering or selling Debentures or the Common Stock issuable upon conversion thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

We acknowledge that the Company, others and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

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THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                        __________________________________
                            (Name of Purchaser)

                            By:______________________________
                         Name:
                         Title:
                         Address:

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ANNEX C
Projected Payment Schedule*

Semi-annual Period Ending	Projected Payment per Security
April 4, 2007	--
October 4, 2007	--
April 4, 2008	--
October 4, 2008	--
April 4, 2009	--
October 4, 2009	--
April 4, 2010	--
October 4, 2010	--
April 4, 2011	--
October 4, 2011	--
April 4, 2012	0.8179
October 4, 2012	0.8514
April 4, 2013	0.8862
October 4, 2013	0.9225
April 4, 2014	0.9602
October 4, 2014	0.9995
April 4, 2015	1.0404
October 4, 2015	1.0830
April 4, 2016	1.1273
October 4, 2016	1.1734
April 4, 2017	1.2214
October 4, 2017	1.2714
April 4, 2018	1.3234
October 4, 2018	1.3776
April 4, 2019	1.4339
October 4, 2019	1.4926
April 4, 2020	1.5536
October 4, 2020	1.6172
April 4, 2021	1.6834
October 4, 2021	1.7522
April 4, 2022	1.8239

*  The comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.
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October 4, 2022	1.8986
April 4, 2023	1.9762
October 4, 2023	2.0571
April 4, 2024	2.1412
October 4, 2024	2.2289
April 4, 2025	2.3200
October 4, 2025	2.4150
April 4, 2026	2.5138
October 4, 2026	2.6166
April 4, 2027	2.7237
October 4, 2027	2.8351
April 4, 2028	2.9511
October 4, 2028	3.0718
April 4, 2029	3.1975
October 4, 2029	3.3283
April 4, 2030	3.4645
October 4, 2030	3.6062
April 4, 2031	3.7538
October 4, 2031	3.9074
April 4, 2032	4.0672

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